Exhibit 23.3

FAX (713) 651-0849

110 LOUISIANA	SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We hereby consent to the references to our firm and to the use of or reference to our report effective December 31, 2005 in the Energy Partners, Ltd. Annual Report on Form 10-K for the year ended December 31, 2005.

RYDER SCOTT COMPANY, L.P.

Houston, Texas
February 20, 2006

1200, 530 8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
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